SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
               _____________________________________________


          THIS SIXTH AMENDMENT ("Amendment"), dated as of the __ day of April, 1997, by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Parent"), each of those direct and indirect subsidiaries of Parent whose names are inscribed on the signature pages to the "Loan Agreement" referenced below (Parent and such direct and indirect subsidiaries, collectively, the "Borrowers" or, individually, a "Borrower") and HELLER FINANCIAL, INC., a Delaware corporation ("Lender");

                       W I T N E S S E T H  T H A T:

          WHEREAS, Borrowers and Lender are parties to a certain Loan and Security Agreement, dated as of January 27, 1995 (as amended to date, the "Loan Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement), pursuant to which, subject to the terms and conditions set forth therein, Lenders have made and continue to make certain financial accommodations available to Borrowers; and

          WHEREAS, certain Events of Default have occurred and are continuing under the Loan Agreement as described on Exhibit A attached hereto (the "Existing Events of Default"); and

          WHEREAS, Borrowers have requested that Lender waive the Existing Events of Default, amend the financial covenants set forth in Section 6 of the Loan Agreement in certain respects, and amend certain other provisions of the Loan Agreement as set forth hereinbelow; and

          WHEREAS, pursuant to Borrowers request and subject to all of the terms and conditions set forth herein (including, without limitation, payment by Borrowers to Lender of the fee described in
Section 10(d) hereof), Lender is willing to waive the existing Events of Default, and to amend the Loan Agreement in the manner hereinafter set forth; and

          WHEREAS, Borrowers and Lender desire to enter into this Amendment in order to memorialize their mutual understandings in regard to the foregoing matters;

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender agree as follows:

          1.   Amendment to Definition of Capital Expenditures.

               (a) The definition of Capital Expenditures set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting the parenthetical therein which reads "(including the principal portion of payments made during such period under or with respect to Capital Leases)" and substituting in lieu thereof the following parenthetical:

          (excluding the principal portion of payments made during such period under or with respect to Capital Leases to the extent otherwise included as Capital Expenditures on Parent's consolidated financial statements)

          2.   Amendments to Section 5.1 of the Loan Agreement.

               (a) Section 5.1(M) of the Loan Agreement is hereby deleted in its entirety and the following revised Section 5.1(M) is substituted in lieu thereof:

               (M) Projections. As soon as available and in any event no later than July 31 of each Fiscal Year, Parent will deliver consolidated and consolidating Projections of Parent and its Subsidiaries for the forthcoming Fiscal Year, month-by-month.

               (b) The following sentence is hereby added at the end of Section 5.1(O) of the Loan Agreement:

          Without limitation of the foregoing, Borrowers shall deliver to Lender on a monthly basis, on or prior to the thirtieth (30th) business day of each month, a report as to its financed and unfinanced capital expenditures for the preceding month, which report shall include a comparison to budgeted amounts and shall otherwise be in form satisfactory to Lender.

          3.   Addition of New Section 5.14 to the Loan Agreement.

     5.14 Cash Infusion. Borrowers shall obtain an infusion of at least Seven Hundred Thousand Dollars ($700,000) in unrestricted cash on a basis satisfactory to Lender as set forth below, with an initial infusion of at least One Hundred Fifty Thousand Dollars ($150,000) to be obtained on or prior to June 15, 1997 and the balance to be obtained on or prior to August 15, 1997. Such cash may consist of insurance proceeds with regard to the accident at Borrowers' Memphis, Tennessee facility and the vandalism at Borrowers' Fort Lauderdale, Florida facility, proceeds of capital contributions, proceeds of stock or other securities offerings consented to by Lender in writing pursuant to the requirements of
Section 7.6 of this Agreement, other proceeds obtained in a manner approved by Lender in writing or some combination of the foregoing. On June 15, 1997 and August 15, 1997, Parent shall report to Lenders in writing as to Borrowers' compliance (or failure to comply) with the foregoing covenant.

          4.   Amendment to Section 6.2 of the Loan Agreement.
Section 6.2 of the Loan Agreement is hereby deleted in its entirety and the following revised Section 6.2 is substituted in lieu thereof:

     6.2  Minimum EBITDA.

     Parent shall achieve an EBITDA of at least the amount set forth below for each applicable period set forth below (or with respect to each period for which a negative amount is set forth below, shall not permit EBITDA to be more negative than such amount):

               Applicable Period             Amount
               _________________             ______

          Three Months Ended 3/31/97        $(340,000)
          Six Months Ended 6/30/97          $320,000
          Nine Months Ended 9/30/97         $1,360,000
          Twelve Months Ended 12/31/97         $2,275,000
             and for each twelve month
             period ending on the last
             day of each fiscal quarter
             thereafter

        5.   Amendment to Section 6.3 of the Loan Agreement.  Section
6.3 of the Loan Agreement is hereby deleted in its entirety and the following revised Section 6.3 is hereby substituted in lieu thereof:

          6.3     Capital Expenditures Limits.

          The aggregate amount of all Capital
          Expenditures of Parent and its Subsidiaries
          (excluding trade-ins and excluding  Capital
          Expenditures financed pursuant to Capital
          Leases permitted pursuant to Section 7.1 hereof) will not exceed the amount set forth below for each applicable period set forth below (on a cumulative basis for all periods ending on or prior to December 31, 1997):

               Applicable Period             Amount
               _________________             ______

          Three Months Ended 3/31/97        $  266,000
          Six Months Ended 6/30/97          $  416,000
          Nine Months Ended 9/30/97         $  516,000
          Twelve Months Ended 12/31/97      $  591,000
          Each fiscal Quarter Ending        $  100,000
             After 12/31/97

In addition, if pursuant to Section 5.14 hereof Borrowers obtain aggregate cash infusions in excess of Seven Hundred Thousand Dollars

($700,000) on or prior to August 15, 1997, then the Capital Expenditures limitation for the remainder of Borrowers' 1997 Fiscal Year shall be increased by the amount by which such cash infusions exceed Seven Hundred Thousand Dollars ($700,000); provided, however, that Borrowers will be permitted to make Capital Expenditures in such increased amount only if (a) for the thirty (30) days prior the making of each such Capital Expenditure and after giving effect thereto, the Maximum Revolving Loan Amount shall exceed the outstanding amount of the Revolving Loan by at least Two Hundred Thousand Dollars ($200,000) and (b) at the time any such Capital Expenditures are to be made no Default or Event of Default has occurred and is continuing or would result therefrom.

          6.   Amendment to Section 6.4 of the Loan Agreement.
Section 6.4 of the Loan Agreement is hereby deleted in its entirety and the following revised Section 6.4 is hereby substituted in lieu thereof.

               6.4  Fixed Charge Coverage.

               Parent shall not permit Fixed Charge
          Coverage for each applicable period set forth below to be less than the ratio set forth below for such period (or if the ratio set forth below for any applicable period is negative, shall not permit Fixed Charge Coverage for such applicable period to be a larger negative ratio than that set forth below):


                   Applicable Period           Ratio
                   _________________           _____

               Three Months Ended 3/31/97    (1.20:1.0)
               Four Months Ended 4/30/97      (.75:1.0)
               Five Months Ended 5/31/97      (.45:1.0)
               Six Months Ended 6/30/97       (.15:1.0)
               Seven Months Ended 7/31/97      .05:1.0
               Eight Months Ended 8/31/97      .25:1.0
               Nine Months Ended 9/30/97       .45:1.0
               Ten Months Ended 10/31/97       .60:1.0
               Eleven Months Ended 11/30/97    .65:1.0
               Twelve Months Ended 12/31/97    .70:1.0
               Twelve Months ending on the
                  last day of each fiscal
                  month ending thereafter     1.0:1.0

               In computing Fixed Charge Coverage for purposes hereof, (a) Capital Expenditures pursuant to Capital Leases permitted pursuant to Section 7.1 hereof and Indebtedness paid by Perma-Fix, Inc. in connection with the sale of its Re-Tech division shall be excluded and (b) insurance proceeds or any benefit therefrom (if otherwise included) shall be excluded from net income.

          7.   Amendment to Section 7.5 of the Loan Agreement.
Section 7.5 of the Loan Agreement is hereby amended by deleting the words "either cash or" from clause (d) thereof such that hereafter Parent will not be permitted to pay cash dividends on the Third Offering Shares.

          8.   Amendment to Section 8.1 of the Loan Agreement.
Section 8.1(C) of the Loan Agreement is hereby amended by adding immediately after the reference to subsection 5.6 therein the words "or Section 5.14".

          9. Waiver of Existing Events of Default. Lender hereby waives the Existing Events of Default; provided, however, that (i) such waivers and the amendments set forth in Sections 4, 5 and 6 hereof shall become void and of no further force or effect if (a) Parent's audited financial statements for its 1996 Fiscal Year evidence that Borrowers' Fixed Charge Coverage for such Fiscal Year was less than .26:1.0 or that Borrowers made Capital Expenditures in excess of $2,166,000 (calculated by including the principal portion of payments made during such period under or with respect to Capital Leases) for such Fiscal Year, (b) such financial statements differ in any material adverse respect from the draft thereof provided to Lender pursuant to Section 10(f) hereof, or (c) Borrowers fail to deliver such audited financial statements to Lender on or prior to April 16, 1997, accompanied by the unqualified opinion of Parent's accountants and (ii) such waivers shall not be, or be deemed to be, waivers of any other Defaults or Events of Default which may presently or hereafter exist.

          10. Conditions Precedent. The amendments and waivers set forth herein shall not become effective unless and until each of the following conditions shall have been satisfied, as determined by Lender in its sole discretion:

               (a) The Loan Parties party thereto and Ally Capital shall have entered into an amendment to the Ally Capital Lease, in form and substance satisfactory to Lender, pursuant to which all violations of the financial covenants set forth therein shall be waived on a basis satisfactory to Lender and all such covenants applicable to future periods which correspond to the financial covenants amended hereby shall be amended so that such covenants are no more restrictive than the covenants set forth herein, as determined by Lender in its sole discretion .

               (b) Each of the Loan Parties shall have executed and delivered in favor of Lender such additional Loan Documents and amendments to existing Loan Documents as Lender shall deem to be necessary or appropriate in connection herewith.

               (c)  After giving effect to the waivers set forth in
Section 9 hereof, no Default or Event of Default shall have occurred and be continuing.

               (d) In consideration of the accommodations by Lender to the Loan Parties contemplated hereby the Loan Parties shall have paid to Lender a fee of $25,000, which fee shall be fully-earned on the date hereof and non-refundable, and shall be in addition to, and not in lieu of, all fees, interest and expenses payable by the Loan Parties under the Loan Agreement.

               (e) Since December 31, 1996, there shall have occurred no material adverse change in the business, operations, financial conditions, profits or prospect of any Loan Party or in the Collateral, except for the explosion at Borrowers' Memphis, Tennessee facility.

               (f) Borrowers shall have delivered to Lender a draft of Parent's consolidated audited financial statements for its 1996 Fiscal Year and the same shall be satisfactory to Lender in all respects.

          11. Condition Subsequent. To induce Lender to enter into this Amendment with Borrowers, Borrowers hereby agree that on or prior to May 9, 1997. Borrowers shall deliver to Lender a report in form and substance satisfactory to Lender which shall adjust the orderly liquidation value of Borrowers' Equipment shown in the report of Collateral Evaluation Associates, Inc. dated December 26, 1996 to exclude therefrom the value of all leased equipment and all equipment which is partially owned and partially leased. Thereafter, if it is determined that the outstanding principal balance of the Term Loan exceeds seventy-five percent (75%) of such adjusted orderly liquidation value, Borrowers and Lender shall
discuss the appropriate required prepayment of the Term Loan.   If
Borrowers and Lender are unable to agree on an amount on or prior to May 23, 1997, then on such date Lender shall make such determination and advise Borrowers of the required prepayment amount. Borrowers shall pay such amount on or prior to May 26, 1997, or, in lieu thereof, Lender may cause such amount to be paid by making a Revolving Loan in the amount thereof.

          12.  Miscellaneous.

               (a) Effect of Amendment. Except as set forth expressly herein, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Parent and Borrowers. Without limitation of the foregoing, Parent and each other Borrower hereby ratify and reaffirm the Parent Guaranty or Cross-Guaranty, as applicable, to which it is party, after giving effect to this Amendment. To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby. Nothing contained herein shall be construed as a consent to any matter prohibited by the Loan Agreement

               (b)  Reaffirmation of Representations and
Warranties. Borrowers hereby ratify and reaffirm each and every representation and warranty set forth in the Loan Agreement and the other Loan Documents effective as of the date hereof.

               (c) Ratification. Borrowers hereby restate, ratify and reaffirm each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

               (d) Estoppel. To induce Lender to enter into this Amendment and to continue to make Revolving Loans to Borrowers under the Loan Agreement, Borrowers hereby acknowledge and agree that, as of the date hereof, there exists no Event of Default or Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Lender with respect to the Obligations.

               (e) Waiver and Release. Borrowers waive and affirmatively agree not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs, or other rights that any of them may have to contest (I) any provision of the Loan Agreement, this Amendment, or the other Loan Documents; (ii) the right of Lender to all proceeds from the Collateral; (iii) the ownership and security interest of Lender in any property (whether real or personal, tangible or intangible), right or other interest, now or hereafter arising in connection with the Collateral; (iv) the conduct of Lender in administering this Amendment, the Loan Agreement, the other Loan Documents or otherwise. In consideration of the terms and conditions of this Amendment, the receipt and sufficiency of which consideration are hereby acknowledged by each Borrower, each Borrower hereby releases Lender, its parent and affiliates, its agents, servants, employees, directors, attorneys, successors, and assigns from any and all liabilities, claims, actions, or causes of action accruing to any Borrower or its affiliates, arising out of or in any manner connected with this Amendment, the Loan Agreement, the other Loan Documents or Lender's activities, including, without limitation, all actions taken or not taken by Lender in connection with the administration of this Amendment, the Loan Agreement, the other Loan Documents or otherwise.

               (f)  Governing Law.  This Amendment shall be
governed by, and construed in accordance with, the laws of the State of Illinois without regard to its conflicts of law rules.

               (g) Costs and Expenses. Parent and Borrowers agree to pay promptly on demand all reasonable costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of Lender's counsel.

               (h) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.


                                  "LENDER"

                                  HELLER FINANCIAL, INC., a
                                  Delaware corporation


                                  By: /s/ Joan Heggen
                                     __________________________
                                       Joan Heggen
                                       Vice President

                                  "PARENT" AND "BORROWER"

                                  PERMA-FIX ENVIRONMENTAL
                                  SERVICES, INC., a Delaware
                                  corporation


                                  By: /s/ Louis Centofanti
                                     ___________________________
                                     Name: /s/ Louis F. Centofanti
                                          ______________________
                                     Title: CEO
                                           _____________________


                                  "BORROWERS"

                                  INDUSTRIAL WASTE MANAGEMENT,
                                  INC., a Missouri corporation


                                  By: /s/ Louis Centofanti
                                      ___________________________
                                     Name: Louis F. Centofanti
                                           ______________________
                                     Title: CEO
                                           _____________________


                                  PERMA-FIX, INC., an Oklahoma
                                  corporation


                                  By: /s/ Louis Centofanti
                                      ___________________________
                                     Name: Louis F. Centofanti
                                          ______________________
                                     Title: CEO
                                           _____________________


                                  PERMA-FIX OF DAYTON, INC.,
                                  an Ohio corporation


                                  By: /s/ Louis Centofanti
                                     ___________________________
                                     Name: Louis F. Centofanti
                                          ______________________
                                     Title: CEO
                                           _____________________


                                  PERMA-FIX OF FLORIDA, INC.,
                                  a Florida corporation



                                  By: /s/ Louis Centofanti
                                     ___________________________
                                     Name: Louis F. Centofanti
                                          ______________________
                                     Title: CEO
                                           _____________________

                                  PERMA-FIX OF FORT LAUDERDALE,
                                  INC., a Florida corporation



                                  By: /s/ Louis F. Centofanti
                                      ___________________________
                                     Name: Louis F. Centofanti
                                          ______________________
                                     Title: CEO
                                           _____________________



                                  PERMA-FIX OF MEMPHIS, INC.,
                                  a Tennessee corporation


                                  By: /s/ Louis Centofanti
                                     ___________________________
                                     Name: Louis F. Centofanti
                                           ______________________
                                     Title: CEO
                                           _____________________


                                  PERMA-FIX OF NEW MEXICO, INC.,
                                  a New Mexico corporation



                                  By: /s/ Louis Centofanti
                                     ___________________________
                                     Name: Louis F. Centofanti
                                           ______________________
                                     Title: CEO
                                            _____________________



                                  PERMA-FIX TREATMENT SERVICES,
                                  INC., an Oklahoma corporation


                                  By: /s/ Louis F. Centofanti
                                     ___________________________
                                     Name: Louis F. Centofanti
                                           ______________________
                                     Title: CEO
                                            _____________________


                                  SCHREIBER, GRANA & YONLEY,
                                  INC., a Missouri corporation


                                  By: /s/ Louis Centofanti
                                       ___________________________
                                     Name: Louis F. Centofanti
                                          ______________________
                                     Title: CEO
                                           _____________________

                                  MINTECH, INC., an Oklahoma
                                  corporation


                                  By: /s/ Louis F. Centofanti
                                       ___________________________
                                     Name: Louis F. Centofanti
                                          ______________________
                                     Title: CEO
                                           _____________________


                                  RECLAMATION SYSTEMS, INC., an
                                  Oklahoma corporation



                                  By: /s/ Louis Centofanti
                                      ___________________________
                                     Name: Louis F. Centofanti
                                          ______________________
                                     Title: CEO
                                           _____________________

                                 EXHIBIT A

                        EXISTING EVENTS OF DEFAULT


1. Event of Default under Section 8.1(C) of the Loan Agreement as a result of Parent s failure to deliver an accountant s report as to its and its Subsidiaries financial statements for the fiscal year ending December 31, 1996 on or prior to March 31, 1997 without a going-concern qualification as required pursuant to Section 5.1(B) of the Loan Agreement.

2. Events of Default under Section 8.1(C) of the Loan Agreement as a result of Parent s failure to comply with the financial covenants set forth in Sections 6.3 (Capital Expenditures) and
    6.4 (Fixed Charge Coverage) of the Loan Agreement for its Fiscal Year ending December 31, 1996 and its failure to comply with the financial covenant set forth in Section 6.4 of the Loan Agreement for the months of January, 1997 and February, 1997.